CAUSEY DEMGEN & MOORE INC.
       Certified Public Accountants and Consultants

                                                           Suite 4650
                                               1801 California Street
                                          Denver, Colorado 80202-2681
                                            Telephone: (303) 296-2229
                                            Facsimile: (303) 296-3731

September 12, 1996

United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Comtec International, Inc.
     SEC File No. 0-12116

Ladies and Gentlemen:

The undersigned Causey Demgen & Moore Inc., previously acted as independent accountants to audit the financial statements of Comtec International, Inc. (the "Company"). We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4. of the Company's Form 8-KA dated August 14, 1996, captioned "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8KA.

Dated this 12th day of September, 1996.

Sincerely,


/S/ CAUSEY DEMGEN & MOORE INC.
CAUSEY DEMGEN & MOORE INC.